UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 19, 2016)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

Anthem, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 19, 2016. The shareholders of the Company voted as follows on the matters set forth below.

1.	Election of Directors. The following nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2019, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
George A. Schaefer, Jr.	206,550,903	5,559,452	328,322	14,457,733
Joseph R. Swedish	202,480,371	7,939,150	2,019,156	14,457,733
Elizabeth E. Tallet	205,295,435	6,817,749	325,493	14,457,733

The following nominee for director was elected to serve a two-year term to expire at the annual meeting of shareholders in 2018, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Lewis Hay, III	211,161,813	919,875	356,989	14,457,733

2.	Ratification of the Appointment of Ernst & Young LLP. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was ratified based upon the following votes:

For	Against	Abstain
224,154,557	2,565,489	176,364

3.	Advisory approval of the Company’s executive compensation. The shareholders approved the advisory vote on the compensation of the Company’s Named Executive Officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
205,251,490	6,564,691	622,496	14,457,733

4.	Shareholder proposal regarding lobbying disclosure. The shareholder proposal was not approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
18,492,544	179,801,320	14,144,813	14,457,733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2016

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary